                                                                    Exhibit 10.5

                           AGREEMENT OF TERMINATION
                           ------------------------

          This Agreement is made as of the 30th day of June, 1998, between Ambanc Holding Co., Inc. (the "Corporation"), Amsterdam Savings Bank, FSB (the "Bank"), and Robert J. Brittain ("Brittain").

                                 I.  RECITALS

          A. Brittain is currently employed as the President and Chief Executive Officer of the Corporation and the Bank pursuant to an Employment Agreement dated as of January 1, 1996, between the Bank and Brittain (the "Employment Agreement"). The Employment Agreement provides for a term of three years beginning January 1, 1996, and further provides for a one-year extension of the term thereof on each anniversary of the Commencement Date (as defined in the Employment Agreement), provided that (1) the Bank has not notified Brittain at least 90 days prior to an anniversary that the term shall not be extended further, and (2) the Board of Directors of the Bank explicitly reviews and approves the extension.

          B. The current expiration date of the Employment Agreement is December 31, 1999, resulting from the one-year extension of its term that took place effective January 1, 1997. The Board of Directors of the Bank has determined not to extend the term of the Employment Agreement beyond its current expiration date.

          C. As a result of certain changes in the management structure of the Corporation and the Bank resulting from the Corporation's potential acquisition of AFSALA Bancorp, Inc. ("AFSALA"), whereby the President and Chief Executive Officer of AFSALA will become the President and Chief Executive Officer of the Corporation and the Bank, Brittain has agreed to terminate the Employment Agreement effective June 30, 1998, in exchange for certain consideration to be provided under this Agreement and under a consulting agreement between the Corporation, the Bank and Brittain dated of even date herewith (the "Consulting Agreement").

          D. This Agreement is entered into as a result of the Corporation's, the Bank's and Brittain's mutual decision to terminate Brittain's employment with the Corporation and the Bank under the Employment Agreement effective
June 30, 1998.

                                II.  AGREEMENTS

          NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein and in the Consulting Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. The Employment Agreement shall terminate effective June 30, 1998 (the "Termination Date").

          2. The termination of the Employment Agreement on the Termination Date that is effected by this Agreement is a mutual action of the Corporation, the Bank and Brittain, and none of the provisions of Section 7 of the Employment Agreement shall apply to such termination.

          3. In exchange for the annual payment of Forty Thousand Dollars ($40,000.00), payable on a monthly basis for each year that the restriction contained in this Section 3 is in effect, beginning July 1, 1998, Brittain shall not, until after December 31, 2000, become associated, directly or indirectly, with any entity, whether as a shareholder (other than as a holder of not more than one percent (1%) of the outstanding voting shares of any publicly traded company), principal, partner, employee or consultant, that is actively engaged in any business which is in competition with the Corporation, the Bank or any of their subsidiaries or affiliates in any geographic area in which the Corporation, the Bank or any of their subsidiaries or affiliates does business.

          4. Brittain acknowledges that it is impossible to measure in money the damages that will accrue to the Corporation and the Bank by reason of Brittain's failure to observe any of the obligations imposed on him by
Section 3. Accordingly, if the Corporation or the Bank shall institute an action to enforce the provisions of Section 3, Brittain hereby waives the claim or defense that an adequate remedy at law is available to the Corporation or the Bank, and Brittain agrees not to urge in any such action the claim or defense that such adequate remedy at law exists. In addition, Brittain agrees to forfeit and immediately return to the Corporation the $120,000 payment referred to in
Section 3.

          5. This Agreement shall be binding on and inure to the benefit of any successor to the Corporation and the Bank (whether direct or indirect, by purchase, merger or consolidation, by operation of law, or otherwise) or any person which acquires all or substantially all of the assets of the Corporation or the Bank or any assignee of the Corporation or the Bank (collectively "Successor"), and the Corporation and the Bank will require any Successor to expressly assume and agree to perform and carry out the obligations of the Employment Agreement (as modified herein), this Agreement, the Consulting Agreement and all of the instruments executed by the Corporation and the Bank hereunder in the same manner and to the same extent as the Corporation and the Bank, provided that no such assignment or other such action shall relieve the Corporation or the Bank from any obligation hereunder if the Corporation or the Bank continues in existence after any such action or event. This Agreement shall also be binding on and inure to the benefit of Brittain and any of his successors, personal representatives, heirs or assigns.

          6. In the event that a dispute arises under this Agreement, the prevailing party in such dispute shall be entitled to receive from the other party the amounts expended in pursuing the claim, including costs of litigation, if any, and reasonable attorneys' fees.

          7. This Agreement constitutes all of the understandings and agreements of whatever kind and nature existing between the parties with respect to the matters set forth herein and supersedes all prior written or oral agreements in relation thereto. No amendment, modification, rescission, waiver or discharge of any provision of this Agreement shall be effective unless contained in a subsequent written modification signed by both parties.

          8. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          9. This Agreement shall be construed and enforced in accordance with and be governed by the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


/s/Robert J. Brittain                 AMBANC HOLDING COMPANY, INC.
--------------------------------
Robert J. Brittain

                                      By: /s/ Paul W. Baker
                                          ---------------------------
                                          Paul W. Baker

                                      By: /s/ Lauren T. Barnett
                                          ---------------------------
                                          Lauren T. Barnett



                                      AMSTERDAM SAVINGS BANK, FSB

                                      By: /s/ Paul W. Baker
                                          ---------------------------
                                          Paul W. Baker

                                      By: /s/ Lauren T. Barnett
                                          ---------------------------
                                          Lauren T. Barnett

                                      -3-